EXHIBIT 8.12(c)

AMENDMENT NUMBER 2

TO PARTICIPATION AGREEMENT

Among

OPPENHEIMER VARIABLE ACCOUNT FUNDS,

OPPENHEIMERFUNDS, INC.

and

KEMPER INVESTORS LIFE INSURANCE COMPANY

WHEREAS, Kemper Investors Life Insurance Company (the “Company”), Oppenheimer Variable Account Funds (the “Fund”) and OppenheimerFunds, Inc. (the “Adviser”) are parties to a Participation Agreement dated May 1, 2003 (the “Agreement”); and

WHEREAS, the parties have previously amended the Agreement by entering into Amendment Number 1, last dated May 14, 2004; and

WHEREAS, the parties wish to further amend the Agreement by deleting existing Schedules 1 and 2 and replacing them with Schedules 1 and 2 attached hereto; and

WHEREAS, the parties also wish to amend Article IX of the Agreement; and

WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

WHEREAS, all other terms of the Agreement, as heretofore amended, shall remain in full force and effect;

NOW, THEREFORE, the parties agree as follows:

1.	To delete Schedule 1 attached to the Agreement and replace it with Schedule 1 attached hereto.

2.	To delete Schedule 2 attached to the Agreement and replace it with Schedule 2 attached hereto.

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3.	The notice address contained in Article IX of the Agreement for the Company is hereby revised to read as follows:

“If to the Company:

Kemper Investors Life Insurance Company

15375 SE 30th Place, Suite 310

Bellevue, WA 98007

Attn: General Counsel”

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 2 to be executed in its name and on its behalf by its duly authorized representative.

KEMPER INVESTORS LIFE INSURANCE COMPANY By its authorized officer	Oppenheimer Variable Account Funds By its authorized officer
By:	By:
Title:	Title:
Date:	Date:

OppenheimerFunds, Inc.
By its authorized officer
By:
Title:
Date:

SCHEDULE 1

(as amended                     , 2008)

Separate Accounts	Products

KILICO Variable Annuity Separate Account	Kemper Advantage III
Zurich Preferred
Zurich Preferred Plus
Zurich Archway

KILICO Variable Annuity Separate Account – 3	Global Advantage Series

SCHEDULE 2

(as amended                     , 2008)

Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

Oppenheimer Capital Appreciation Fund/VA: Service Shares

Oppenheimer Core Bond Fund/VA: Service Shares

Oppenheimer Global Securities Fund/VA: Service Shares

Oppenheimer High Income Fund/VA: Service Shares

Oppenheimer Main Street Fund/VA: Service Shares

Oppenheimer Main Street Small Cap Fund/VA: Service Shares

Oppenheimer MidCap Fund/VA: Service Shares (formerly known as Oppenheimer Aggressive Growth Fund/VA)

Oppenheimer Strategic Bond Fund/VA: Service Shares